UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K
_______________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 23, 2009 (October 20, 2009)

ROSETTA RESOURCES INC.
 (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51801 (Commission File Number)	43-2083519 (IRS Employer Identification No.)

717 Texas, Suite 2800 Houston, Texas (Address of Principal Executive Offices)		77002 (Zip Code)

(713) 335-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated in this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 22, 2009, we entered into the First Amendment to our Amended and Restated Senior Revolving Credit Agreement (the “Revolver Amendment”) that deletes the “Reference Bank Cost of Funds Rate” option in the definition of Alternate Base Rate, allows us to make Investments in US government securities, which mature in 15 months rather than one year, and provides for certain other modifications to permitted Investments. The Revolver Amendment also provides for the release of the Lenders’ lien on a certain deposit account.

On October 22, 2009, we also entered into the First Amendment to our Amended and Restated Second Lien Term Loan Agreement (the “Second Lien Amendment”) that also deletes the “Reference Bank Cost of Funds Rate” option in the definition of Alternate Base Rate, allows us to make Investments in US government securities, which mature in 15 months rather than one year, and provides for certain other modifications to permitted Investments. The Second Lien Amendment also provides for the release of the Lenders’ lien on a certain deposit account.

On October 20, 2009, the Lenders under our Amended and Restated Senior Revolving Credit Agreement approved our request for an adjusted Borrowing Base of $350,000,000. This adjustment was pursuant to the normal scheduled redetermination under such agreement.

The foregoing description of each of the Revolver Amendment and the Second Lien Amendment do not purport to be complete and are qualified in their entirety by reference to the respective amendments, which will be filed as Exhibits to our next Quarterly Report on Form 10-Q and incorporated into this Item 2.03 by reference. All capitalized terms used in this Item 2.03 not otherwise defined have the meanings as defined in such credit agreement and loan agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2009	ROSETTA RESOURCES INC.

	By:	/s/ Michael J. Rosinski

Michael J. Rosinski
Executive Vice President & Chief Financial Officer